UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2014

THE SPENDSMART PAYMENTS COMPANY

 (Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa	50325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2014, The SpendSmart Payments Company, a Colorado corporation (“we,” “us,” “our,” or the “Company”), entered into subscription agreements (“Subscription Agreement”) with accredited investors pursuant to which we issued 1,015,827 shares of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase 4,063,308 shares of our common stock (the “Common Stock”) exercisable during the five-year period commencing on the date of issuance at $1.10 per share (the “Warrants”).

This offering resulted in gross proceeds to us of approximately $3,047,459.  The placement agent, a FINRA registered broker-dealer, in connection with the financing received a cash fee totaling $304,745.90 and will receive warrants to purchase up to 101,583 shares of Common Stock at an exercise price of $1.265 per share as compensation. The Series C Preferred Stock and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On February 11, 2014, the Company filed a Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Certificate of Designations”) of its Series C Preferred Stock with the Secretary of State of the State of Colorado to amend our articles of incorporation. The Certificate of Designations sets forth the rights, preferences and privileges of the Series C Preferred Stock. As provided in our articles of incorporation, the filing of the Certificate of Designations was approved by our Board of Directors. The following is a summary of the rights, privileges and preferences of the Series C Preferred Stock:

Number of Shares: The number of shares of Series C Preferred Stock designated as Series C Preferred Stock is 3,333,334 (which shall not be subject to increase without the written consent of all of the holders of the Series C Preferred Stock or as otherwise set forth in the Certificate of Designation; provided however that the Company may authorize and issue additional shares of Series C Preferred Stock in the event the Maximum Offering Amount (as defined in the Subscription Agreement by and between the Company and each Holder dated as of even date herewith) is increased).

Stated Value: The initial Stated Value of each share of Series C Preferred Stock is $3.00 (as adjusted pursuant to the Certificate of Designation).

Voluntary Conversion: The Series C Preferred Stock shall be convertible at the option of the holder, into common stock at the applicable conversion price, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations. In addition, the Company has the right to require the holders to convert to common stock under certain enumerated circumstances.

Mandatory Conversion: At the Company’s sole option, each outstanding share of Series C Preferred Stock may be converted into shares of Common Stock at the applicable conversion price immediately prior to the close of business on the date that the volume weighted average price of the Common Stock, based on the closing price on the or any other market or exchange where the same is traded, shall exceed $4.00 per share for any 30 consecutive trading days anytime from the Original Issue Date with an average daily trading volume of 100,000 shares (such numbers shall be proportionally adjusted for dividends, stock splits, Common Stock combinations and recapitalizations involving the Common Stock).

Voting Rights: Except as described in the Certificate of Designations, holders of the Series C Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

Liquidation Preferences: In the event of any liquidation or winding up of the Company prior to and in preference to any Junior Securities (including common stock), the holders of the Series C Preferred Stock will be entitled to receive in preference to the holders of the Company common stock a per share amount equal to the Stated Value (as adjusted pursuant to the Certificate of Designations).

The summary of the Offering described above, and the summary of the terms of the securities and agreements related to such Offering, are qualified in their entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock, Form of Subscription Agreement and Form of Warrant which are filed as Exhibits 3.1, 10.1 and 4.1 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The investors in that financing met the accredited investor definition of Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”).  The offer and sale of the Series C Preferred Stock and Warrants in the offering were made in reliance on the exemption from registration afforded under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.  The Offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.  This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of The SpendSmart Payments Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2014).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2014).

10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY
/s/ Alex Minicucci
Dated: February 27, 2014	By:	Alex Minicucci
Chief Executive Officer